Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Steven Brazones Investor Relations Contact 651-236-5060
NEWS	January 18, 2023

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2022 Results

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its fourth quarter and fiscal year that ended December 3, 2022.

Fiscal Year 2022 Noteworthy Items:

■	Net revenue of $3.75 billion, up 14% versus fiscal year 2021; organic revenue up 17% year-on-year, driven by responsibly strong pricing execution;
■

Net income of $180 million or $3.26 per share (diluted); adjusted EPS of $4.00 per share (diluted), up 15% year-on-year; unfavorable foreign currency exchange reduced adjusted EPS by approximately $0.56, or 16% versus the prior year;

■

Adjusted EBITDA of $530 million, up 14% year-on-year on pricing gains and strong execution, more than overcoming significant year-on-year raw material inflation and unfavorable foreign currency impacts;

■	Cash flow from operations of $257 million, up 20% year-on-year;
■

As a reminder, there was one additional reporting week in fiscal year 2022, which positively impacted net revenue and adjusted EBITDA growth versus 2021 by approximately 2% for the year and 7.5% for the fourth quarter; the definition of organic growth excludes the impact of the extra week.

Fourth Quarter 2022 Noteworthy Items:

■

Net revenue of $958 million, up 7% year-on-year; organic revenue increased 6% year-on-year, driven by strong organic growth in both Hygiene, Health, and Consumable and Engineering Adhesives and solid pricing execution in all three GBUs;

■	Net Income was $48 million; adjusted EBITDA of $141 million was up 5% year-on-year and adjusted EBITDA margin was 14.7%;
■

Reported EPS (diluted) was $0.87; adjusted EPS (diluted) was $1.04, down slightly versus the prior year due to raw material inflation, higher interest expense and unfavorable foreign currency exchange impacts; unfavorable foreign currency exchange reduced adjusted EPS in the quarter by approximately $0.22, or 20% versus the prior year;

■	Net working capital, as a percentage of annualized net revenue, decreased 100 basis points sequentially from 18.9% in the third quarter to 17.9% in the fourth quarter;
■	Net debt-to-adjusted EBITDA ratio declined sequentially from 3.6X to 3.2X driven by improved cash flow from operations and growth in adjusted EBITDA.

Fiscal Year 2022 Summary:

Net revenue for fiscal year 2022 was $3.75 billion, up 14% versus fiscal year 2021. Organic revenue was up 17% year-on-year, with volume up 1% and the rest of the increase driven by higher year-on-year pricing. Unfavorable foreign currency exchange rates reduced net revenue growth by 5.8 percentage points, acquisitions increased net revenue growth by 1.6 percentage points, and the extra week in the fiscal year increased net revenue growth by 2.0 percentage points.

Net income attributable to H.B. Fuller for fiscal 2022 was $180 million, or $3.26 per diluted share. Adjusted net income attributable to H.B. Fuller was $221 million, or $4.00 per diluted share, up 15% compared to $3.47 per diluted share, in fiscal year 2021. Adjusted EBITDA for fiscal year 2022 was $530 million, up 14% versus adjusted EBITDA of $467 million in fiscal year 2021.

Summary of Fourth Quarter 2022 Results:

Net revenue for the fourth quarter of fiscal 2022 was $958 million, up 7% versus the fourth quarter of fiscal 2021. Organic revenue was up 6.4% year-on-year, as strong pricing actions increased revenue by 11.4% and volume was down 5.0% due to a slowdown in end market demand, particularly in Construction Adhesives, and softness in China due to more severe COVID-related lockdowns. Unfavorable foreign currency exchange rates reduced net revenue growth by 8.7 percentage points, acquisitions increased net revenue growth by 1.6 percentage points, and the extra week in the fourth quarter increased net revenue growth by 7.5 percentage points.

Gross profit in the fourth quarter of fiscal 2022 was $248 million. Adjusted gross profit in the fourth quarter of fiscal 2022 was $251 million. Adjusted gross profit margin of 26.2% decreased 90 basis points year-on-year. Raw material inflation and lower volumes, particularly in Construction Adhesives, offset higher pricing versus the prior year and resulted in lower gross profit margin.

Selling, general and administrative (SG&A) expense was $158 million in the fourth quarter of fiscal 2022 and adjusted SG&A was $153 million. Adjusted SG&A as a percent of net revenue decreased 130 basis points versus the fourth quarter of last year. The decrease in SG&A, as a percentage of net revenue, was driven by organic revenue growth, lower variable compensation and disciplined expense management.

Net income attributable to H.B. Fuller for the fourth quarter of fiscal 2022 was $48 million, or $0.87 per diluted share. Adjusted net income attributable to H.B. Fuller for the fourth quarter of fiscal 2022 was $58 million. Adjusted EPS was $1.04 per diluted share, down slightly year-on-year due to unfavorable foreign currency translation and higher interest rates.

Adjusted EBITDA in the fourth quarter of fiscal 2022 was $141 million, up 5% compared with the fourth quarter of last year. Adjusted EBITDA margin was relatively stable year-on-year. The increase in adjusted EBITDA was driven by strong pricing actions and good expense management, which offset the impact of significantly higher raw material costs and unfavorable foreign currency translation.

“We delivered double-digit growth in organic revenue, adjusted EBITDA, and adjusted EPS in fiscal year 2022, driven by market share gains, appropriately strong pricing actions, and improved execution,” said Celeste Mastin, H.B. Fuller president and chief executive officer. “I am proud of our team’s resilience and determination in executing our winning strategy in the face of significant headwinds, including continued raw material cost inflation, a strengthening U.S. dollar, and higher interest rates.”

“At the same time, we recognize that we did not finish the year as strong as we had expected. During the fourth quarter, we experienced a more pronounced and accelerated slowdown in demand for Construction Adhesives than we anticipated, which was driven by customer inventory de-stocking actions prior to the end of the calendar year. Additionally, we experienced unexpected softness in China due to more dramatic COVID-related lockdowns and on a global basis, greater than expected headwinds from foreign currency translation.

“As we look to the year ahead, we expect global economic conditions to remain slow and we are prepared to control expenses, expand margins by continuing to innovate for our customers and benefiting from scale with our suppliers, and grow cash flow in such an environment. We have managed pricing well in the face of unprecedented raw material inflation and we have the tools and capabilities to drive profit growth and meaningful margin expansion going forward.

“We are confident and optimistic in our ability to drive organic growth, expand EBITDA margin, and grow EBITDA at a rate consistent with our long-term financial goal of annual double-digit EBITDA growth. We have many competitive advantages to leverage in the current economic environment. In addition to our ability to collaboratively innovate with customers to serve their needs, we have pricing analytics and discipline, robust product substitution capabilities, and a track record of executing nimbly. I have great confidence in our strategy, and I see tremendous potential for continued strong financial performance.”

Balance Sheet and Cash Flow Items:

At the end of the fourth quarter of fiscal 2022 net debt was $1,685 million, down $172 million sequentially versus the third quarter. The sequential reduction in net debt, together with growth in adjusted EBITDA, reduced the ratio of net debt-to-adjusted EBITDA from 3.6X to 3.2X sequentially.

Net working capital in the fourth quarter of fiscal 2022 declined $73 million sequentially versus the third quarter. As a percentage of annualized net revenue, net working capital declined 100 basis points sequentially from 18.9% in the third quarter to 17.9%. Cash flow from operations in the fourth quarter was $208 million, up $150 million sequentially versus the third quarter and up $156 million year-on-year, reflecting actions taken to reduce net working capital requirements.

Fiscal 2023 Outlook:

■	Adjusted EBITDA for fiscal 2023 is expected to be in the range of $580 million to $610 million, equating to growth of approximately 9% to 15% versus fiscal year 2022;
■

Revenue for 2023 is expected to be flat to down 3% versus 2022; organic revenue growth for fiscal year 2023 is expected to be in the range of 2% to 4%, adjusting for the impact of the extra week in fiscal year 2022;

■

Fiscal year 2023 will be a 52-week year compared to a 53-week year in fiscal year 2022, which will unfavorably impact year-on-year net revenue and adjusted EBITDA growth by approximately 2% in fiscal year 2023;

■

Foreign currency translation is expected to unfavorably impact net revenue growth by between 3% to 4% in fiscal year 2023, with the first half of the year being more heavily impacted given the significant strengthening of the U.S. dollar that occurred in the second half of fiscal year 2022;

■	The core tax rate, excluding the impact of discrete items, is anticipated to be between 27% and 29% in fiscal year 2023
■	Net interest expense for fiscal 2023 is expected to be between $115 million and $125 million, up from fiscal year 2022, reflecting higher interest rates;
■

Adjusted EPS in fiscal year 2023 is expected to be in the range of $4.15 to $4.55, equating to growth of between 4% to 14% year-on-year, despite the significantly stronger U.S. dollar, higher borrowing costs, weakening global economic demand conditions, and one less week in fiscal 2023;

■

Operating cash flow in fiscal year 2023 is expected to be between $300 million and $350 million, being more weighted to the second half of the year, and capital expenditures are expected to be $120 million.

Conference Call:

The company will hold a conference call on January 19, 2023, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on January 19, 2023, through 10:59 p.m. CT on January 26, 2023. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-647-362-9199, and enter Conference ID: 6370505.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2023 Outlook, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2022 net revenue of $3.75 billion, H.B. Fuller’s commitment to innovation and sustainable adhesive solutions brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. Our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” "target," “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on the supply chain, raw material costs and pricing of our products due to the Russia-Ukraine war; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Three Months Ended
	December 3, 2022	Percent of Net Revenue	November 27, 2021	Percent of Net Revenue
Net revenue	$958,213	100.0%	$897,424	100.0%
Cost of sales	(710,092)	(74.1)%	(655,965)	(73.1)%
Gross profit	248,121	25.9%	241,459	26.9%

Selling, general and administrative expenses	(157,872)	(16.5)%	(165,789)	(18.5)%
Other income, net	251	0.0%	6,954	0.8%
Interest expense	(30,046)	(3.1)%	(18,392)	(2.0)%
Interest income	1,609	0.2%	1,767	0.2%
Income before income taxes and income from equity method investments	62,063	6.5%	65,999	7.4%

Income taxes	(15,163)	(1.6)%	(16,671)	(1.9)%

Income from equity method investments	1,429	0.1%	1,587	0.2%
Net income including non-controlling interest	48,329	5.0%	50,915	5.7%

Net income attributable to non-controlling interest	(24)	(0.0)%	(31)	(0.0)%
Net income attributable to H.B. Fuller	$48,305	5.0%	$50,884	5.7%

Basic income per common share attributable to H.B. Fuller	$0.90		$0.96
Diluted income per common share attributable to H.B. Fuller	$0.87		$0.93

Weighted-average common shares outstanding:
Basic	53,824		53,168
Diluted	55,472		54,980

Dividends declared per common share	$0.190		$0.168

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Year Ended		Year Ended
	December 3, 2022	Percent of Net Revenue	November 27, 2021	Percent of Net Revenue
Net revenue	$3,749,183	100.0%	$3,278,031	100.0%
Cost of sales	(2,785,484)	(74.3)%	(2,432,709)	(74.2)%
Gross profit	963,699	25.7%	845,322	25.8%

Selling, general and administrative expenses	(640,981)	(17.1)%	(592,710)	(18.1)%

Other income, net	12,952	0.3%	32,855	1.0%
Interest expense	(91,521)	(2.4)%	(78,092)	(2.4)%
Interest income	7,779	0.2%	9,476	0.3%
Income before income taxes and income from equity method investments	251,928	6.7%	216,851	6.6%

Income taxes	(77,186)	(2.1)%	(63,033)	(1.9)%

Income from equity method investments	5,665	0.2%	7,657	0.2%
Net income including non-controlling interest	180,407	4.8%	161,475	4.9%

Net income attributable to non-controlling interest	(94)	(0.0)%	(82)	(0.0)%
Net income attributable to H.B. Fuller	$180,313	4.8%	$161,393	4.9%

Basic income per common share attributable to H.B. Fuller	$3.37		$3.05
Diluted income per common share attributable to H.B. Fuller	$3.26		$2.97

Weighted-average common shares outstanding:
Basic	53,580		52,887
Diluted	55,269		54,315

Dividends declared per common share	$0.738		$0.665

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	December 3,	November 27,	December 3,	November 27,
	2022	2021	2022	2021

Net income attributable to H.B. Fuller	$48,305	$50,884	$180,313	$161,393

Adjustments:
Acquisition project costs [1]	1,822	3,344	10,830	5,622
Organizational realignment [2]	1,471	3,670	6,386	12,699
Royal restructuring and integration [3]	1,467	658	2,474	4,195
Project One	2,326	2,958	9,885	9,426
Other [4]	4,524	3,554	12,791	(146)
Discrete tax items [5]	1,610	(796)	9,308	4,272
Income tax effect on adjustments [6]	(3,911)	(4,511)	(10,699)	(8,872)
Adjusted net income attributable to H.B. Fuller [7]	57,614	59,761	221,288	188,589
Add:
Interest expense	30,046	18,406	91,547	78,175
Interest income	(1,609)	(1,767)	(7,790)	(9,476)
Income taxes	17,464	21,978	78,576	67,632
Depreciation and Amortization expense [8]	37,469	35,407	146,394	142,003
Adjusted EBITDA [7]	140,984	133,785	530,015	466,923

Diluted Shares	55,472	54,980	55,269	54,315
Adjusted diluted income per common share attributable to H.B. Fuller [7]	$1.04	$1.09	$4.00	$3.47
Net revenue	$958,213	$897,424	$3,749,183	$3,278,031
Adjusted EBITDA margin [7]	14.7%	14.9%	14.1%	14.2%

[1] Acquisition project costs include costs related to integrating and accounting for acquisitions.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Royal restructuring and integration program includes costs incurred as a direct result of the Royal restructuring and integration program including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[4] Other expenses, for the fiscal year ended December 3 2022, include a $3.3 million non-cash charge related to the wind down and settlement of the Company’s Canadian defined benefit pension plan, $1.3 million of hedging costs related to the Russian ruble devaluation driven by the war in Ukraine, $1.2 million of transactional tax expense associated with an audit settlement, other expenses for COVID-19 testing, vaccinations and exceptional medical claims, and non-cash gains and losses related to legal entity consolidations.

[5] Discrete tax items are related to revaluation of cross-currency swap agreements due to depreciation of the Euro versus the U.S. Dollar and various foreign tax matters, offset by the tax effect of legal entity mergers.

[6] Represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling ($123) and ($145) for the three months ended December 3, 2022 and November 27, 2021, respectively and ($582) and ($1,171) for the fiscal years ended December 3, 2022 and November 27, 2021, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	December 3,	November 27,	December 3,	November 27,
	2022	2021	2022	2021
Net Revenue:
Hygiene, Health and Consumable Adhesives	$443,528	$402,834	$1,695,934	$1,472,756
Engineering Adhesives	395,053	371,419	1,532,639	1,371,756
Construction Adhesives	119,632	123,171	520,610	433,519
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$958,213	$897,424	$3,749,183	$3,278,031

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$42,836	$39,874	$165,786	$138,366
Engineering Adhesives	53,607	39,333	168,873	135,913
Construction Adhesives	957	9,174	22,989	14,148
Corporate unallocated	(7,151)	(12,711)	(34,930)	(35,815)
Total H.B. Fuller	$90,249	$75,670	$322,718	$252,612

Adjusted EBITDA [7]
Hygiene, Health and Consumable Adhesives	$57,684	$54,808	$223,988	$197,479
Engineering Adhesives	70,487	57,097	235,948	207,131
Construction Adhesives	14,571	20,105	74,187	57,890
Corporate unallocated	(1,758)	1,775	(4,108)	4,423
Total H.B. Fuller	$140,984	$133,785	$530,015	$466,923

Adjusted EBITDA Margin [7]
Hygiene, Health and Consumable Adhesives	13.0%	13.6%	13.2%	13.4%
Engineering Adhesives	17.8%	15.4%	15.4%	15.1%
Construction Adhesives	12.2%	16.3%	14.3%	13.4%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	14.7%	14.9%	14.1%	14.2%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	December 3,	November 27,	December 3,	November 27,
	2022	2021	2022	2021

Income before income taxes and income from equity method investments	$62,063	$65,999	$251,928	$216,851

Adjustments:
Acquisition project costs [1]	1,822	3,344	10,830	5,622
Organizational realignment [2]	1,471	3,670	6,386	12,699
Royal restructuring and integration [3]	1,467	658	2,474	4,195
Project One	2,326	2,958	9,885	9,426
Other [4]	4,524	3,554	12,791	(146)
Adjusted income before income taxes and income from equity method investments [9]	$73,673	$80,183	$294,294	$248,647

[9] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	December 3,	November 27,	December 3,	November 27,
	2022	2021	2022	2021

Income Taxes	$(15,163)	$(16,671)	$(77,186)	$(63,033)

Adjustments:
Acquisition project costs [1]	(613)	(1,064)	(2,767)	(1,559)
Organizational realignment [2]	(495)	(1,167)	(1,635)	(3,372)
Royal restructuring and integration [3]	(494)	(209)	(707)	(1,055)
Project One	(783)	(940)	(2,067)	(2,492)
Other [4]	84	(1,927)	5,786	3,879
Adjusted income taxes [10]	$(17,464)	$(21,978)	$(78,576)	$(67,632)

Adjusted income before income taxes and income from equity method investments	$73,673	$80,183	$294,294	$248,647
Adjusted effective income tax rate [10]	23.7%	27.4%	26.7%	27.2%

[10] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	December 3,	November 27,	December 3,	November 27,
	2022	2021	2022	2021

Net revenue	$958,213	$897,424	$3,749,183	$3,278,031

Gross profit	$248,121	$241,459	$963,699	$845,322
Gross profit margin	25.9%	26.9%	25.7%	25.8%

Adjustments:
Acquisition project costs [1]	738	156	1,058	219
Organizational realignment [2]	1,211	1,585	3,207	3,851
Royal restructuring and integration [3]	329	138	706	2,100
Project ONE	-	-	6	(22)
Other [4]	472	204	1,830	1,839
Adjusted gross profit [11]	$250,871	$243,542	$970,506	$853,309
Adjusted gross profit margin [11]	26.2%	27.1%	25.9%	26.0%

[11] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	December 3,	November 27,	December 3,	November 27,
	2022	2021	2022	2021

Selling, general and administrative expenses	$(157,872)	$(165,789)	$(640,981)	$(592,710)

Adjustments:
Acquisition project costs [1]	1,084	3,189	9,772	5,402
Organizational realignment [2]	260	1,420	4,393	8,239
Royal restructuring and integration [3]	1,138	533	1,794	2,177
Project ONE	2,326	2,957	9,879	9,449
Other [4]	(408)	2,529	2,284	2,561
Adjusted selling, general and administrative expenses [12]	$(153,472)	$(155,161)	$(612,859)	$(564,882)

[12] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
December 3, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$45,913	$55,900	$3,460	$105,273	$(56,968)	$48,305
Adjustments:
Acquisition project costs [1]	-	-	-	-	1,822	1,822
Organizational realignment [2]	-	-	-	-	1,471	1,471
Royal restructuring and integration [3]	-	-	-	-	1,467	1,467
Project One	-	-	-	-	2,326	2,326
Other [4]	-	-	-	-	4,524	4,524
Discrete tax items [5]	-	-	-	-	1,610	1,610
Income tax effect on adjustments [6]	-	-	-	-	(3,911)	(3,911)
Adjusted net income attributable to H.B. Fuller [7]	45,913	55,900	3,460	105,273	(47,659)	57,614
Add:
Interest expense	-	-	-	-	30,046	30,046
Interest income	-	-	-	-	(1,609)	(1,609)
Income taxes	-	-	-	-	17,464	17,464
Depreciation and amortization expense [8]	11,771	14,587	11,111	37,469	-	37,469
Adjusted EBITDA [7]	$57,684	$70,487	$14,571	$142,742	$(1,758)	$140,984
Net revenue	$443,528	$395,053	$119,632	$958,213	-	$958,213
Adjusted EBITDA margin [7]	13.0%	17.8%	12.2%	14.9%	NMP	14.7%

	Hygiene, Health
Year Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
December 3, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$177,614	$177,641	$32,474	$387,729	$(207,416)	$180,313
Adjustments:
Acquisition project costs [1]	-	-	-	-	10,830	10,830
Organizational realignment [2]	-	-	-	-	6,386	6,386
Royal restructuring and integration [3]	-	-	-	-	2,474	2,474
Project One	-	-	-	-	9,885	9,885
Other [4]	-	-	-	-	12,791	12,791
Discrete tax items [5]	-	-	-	-	9,308	9,308
Income tax effect on adjustments [6]	-	-	-	-	(10,699)	(10,699)
Adjusted net income attributable to H.B. Fuller [7]	177,614	177,641	32,474	387,729	(166,441)	221,288
Add:
Interest expense	-	-	-	-	91,547	91,547
Interest income	-	-	-	-	(7,790)	(7,790)
Income taxes	-	-	-	-	78,576	78,576
Depreciation and amortization expense [8]	46,374	58,307	41,713	146,394	-	146,394
Adjusted EBITDA [7]	$223,988	$235,948	$74,187	$534,123	$(4,108)	$530,015
Net revenue	1,695,934	1,532,639	520,610	$3,749,183	-	3,749,183
Adjusted EBITDA margin [7]	13.2%	15.4%	14.3%	14.2%	NMP	14.1%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 27, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$43,269	$41,950	$11,384	$96,603	$(45,719)	$50,884
Adjustments:
Acquisition project costs [1]	-	-	-	-	3,344	3,344
Organizational realignment [2]	-	-	-	-	3,670	3,670
Royal restructuring and integration [3]	-	-	-	-	658	658
Project One	-	-	-	-	2,958	2,958
Other [4]	-	-	-	-	3,554	3,554
Discrete tax items [5]	-	-	-	-	(796)	(796)
Income tax effect on adjustments [6]	-	-	-	-	(4,511)	(4,511)
Adjusted net income attributable to H.B. Fuller [7]	43,269	41,950	11,384	96,603	(36,842)	59,761
Add:
Interest expense	-	-	-	-	18,406	18,406
Interest income	-	-	-	-	(1,767)	(1,767)
Income taxes	-	-	-	-	21,978	21,978
Depreciation and amortization expense [8]	11,539	15,147	8,721	35,407	-	35,407
Adjusted EBITDA [7]	$54,808	$57,097	$20,105	$132,010	$1,775	$133,785
Net revenue	$402,834	$371,419	$123,171	$897,424	-	$897,424
Adjusted EBITDA margin [7]	13.6%	15.4%	16.3%	14.7%	NMP	14.9%

	Hygiene, Health
Year Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 27, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$151,560	$146,050	$22,887	$320,497	$(159,104)	$161,393
Adjustments:
Acquisition project costs [1]	-	-	-	-	5,622	5,622
Organizational realignment [2]	-	-	-	-	12,699	12,699
Royal restructuring and integration [3]	-	-	-	-	4,195	4,195
Project One	-	-	-	-	9,426	9,426
Other [4]	-	-	-	-	(146)	(146)
Discrete tax items [5]	-	-	-	-	4,272	4,272
Income tax effect on adjustments [6]	-	-	-	-	(8,872)	(8,872)
Adjusted net income attributable to H.B. Fuller [7]	151,560	146,050	22,887	320,497	(131,908)	188,589
Add:
Interest expense	-	-	-	-	78,175	78,175
Interest income	-	-	-	-	(9,476)	(9,476)
Income taxes	-	-	-	-	67,632	67,632
Depreciation and amortization expense [8]	45,919	61,081	35,003	142,003	-	142,003
Adjusted EBITDA [7]	$197,479	$207,131	$57,890	$462,500	$4,423	$466,923
Net revenue	$1,472,756	$1,371,756	$433,519	$3,278,031	-	$3,278,031
Adjusted EBITDA margin [7]	13.4%	15.1%	13.4%	14.1%	NMP	14.2%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

Net revenue growth versus 2021	Three Months Ended	Year Ended
	December 3, 2022	December 3, 2022
Price	11.4%	15.4%
Volume	(5.0)%	1.2%
Organic Growth [13]	6.4%	16.6%
Extra Week (53 week year)	7.5%	2.0%
M&A	1.6%	1.6%
Constant Currency	15.5%	20.2%
F/X	(8.7)%	(5.8)%
Total H.B. Fuller Net Revenue Growth	6.8%	14.4%

Net revenue growth versus 2021	Three Months Ended
	December 3, 2022
					Extra Week
	Net Revenue	F/X	Constant Currency	M&A	(53 week year)	Organic Growth [13]
Hygiene, Health and Consumable Adhesives	10.1%	(10.0)%	20.1%	0.0%	7.7%	12.4%
Engineering Adhesives	6.4%	(9.6)%	16.0%	0.0%	7.5%	8.5%
Construction Adhesives	(2.9)%	(1.8)%	(1.1)%	11.9%	6.6%	(19.6)%
Total H.B. Fuller	6.8%	(8.7)%	15.5%	1.6%	7.5%	6.4%

Net revenue growth versus 2021	Year Ended
	December 3, 2022
					Extra Week
	Net Revenue	F/X	Constant Currency	M&A	(53 week year)	Organic Growth [13]
Hygiene, Health and Consumable Adhesives	15.2%	(6.9)%	22.1%	0.0%	2.1%	20.0%
Engineering Adhesives	11.7%	(6.2)%	17.9%	0.0%	2.0%	15.9%
Construction Adhesives	20.1%	(1.2)%	21.3%	12.4%	1.9%	7.0%
Total H.B. Fuller	14.4%	(5.8)%	20.2%	1.6%	2.0%	16.6%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues, the revenues associated with acquisitions and divestitures and the revenues associated with an extra week in 2022 as it was a 53 week year.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	December 3,	November 27,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$79,910	$61,786
Trade receivables, net	607,365	614,645
Inventories	491,781	448,404
Other current assets	120,319	96,335
Total current assets	1,299,375	1,221,170

Property, plant and equipment, net	733,667	695,367
Goodwill	1,392,627	1,298,845
Other intangibles, net	702,092	687,075
Other assets	335,868	372,073
Total assets	$4,463,629	$4,274,530

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$28,860	$24,983
Current maturities of long-term debt	-	-
Trade payables	460,669	500,321
Accrued compensation	108,328	109,542
Income taxes payable	18,530	15,943
Other accrued expenses	89,345	86,061
Total current liabilities	705,732	736,850

Long-term debt, net of current maturities	1,736,256	1,591,479
Accrued pension liabilities	52,561	71,651
Other liabilities	358,286	277,190
Total liabilities	2,852,835	2,677,170

Commitments and contingencies (Note 14)

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) Shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, Shares authorized – 160,000,000, Shares outstanding – 53,676,576 and 52,777,753 for 2022 and 2021, respectively	53,677	52,778
Additional paid-in capital	266,491	213,637
Retained earnings	1,741,359	1,600,601
Accumulated other comprehensive loss	(451,357)	(270,247)
Total H.B. Fuller stockholders' equity	1,610,170	1,596,769
Non-controlling interest	624	591
Total equity	1,610,794	1,597,360
Total liabilities, non-controlling interest and total equity	$4,463,629	$4,274,530

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Fiscal Years
	December 3,	November 27,	November 28,
	2022	2021	2020
Cash flows from operating activities:
Net income including non-controlling interest	$180,407	$161,475	$123,788
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	72,593	72,106	68,226
Amortization	74,383	71,068	70,591
Deferred income taxes	(15,230)	16,192	(24,730)
Income from equity method investments, net of dividends received	(9)	2,776	375
(Gain) loss on sale of assets	(1,195)	648	86
Share-based compensation	24,368	22,366	16,914
Pension and other postretirement benefit plan contributions	(3,009)	(3,840)	(5,479)
Pension and other postretirement benefit plan income	(24,021)	(28,662)	(14,763)
Mark to market adjustment related to contingent consideration liabilities	-	2,300	800
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	(24,753)	(124,849)	(14,842)
Inventories	(55,772)	(135,351)	15,708
Other assets	46,499	(79,097)	38,412
Trade payables	(22,629)	176,337	23,130
Accrued compensation	1,135	27,741	2,588
Other accrued expenses	6,303	1,186	16,361
Income taxes payable	(12,873)	(4,137)	5,511
Other liabilities	4,104	(73,508)	24,566
Other	6,213	108,566	(15,683)
Net cash provided by operating activities	256,514	213,317	331,559
Cash flows from investing activities:
Purchased property, plant and equipment	(129,964)	(96,089)	(87,288)
Purchased businesses, net of cash acquired	(250,807)	(5,445)	(9,500)
Purchased business assets	-	-	(5,623)
Proceeds from sale of property, plant and equipment	1,556	2,896	1,506
Cash received from government grant	3,928	5,800	-
Cash outflow related to government grant	-	(1,822)	(8,555)
Net cash used in investing activities	(375,287)	(94,660)	(109,460)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	335,000	-	300,000
Repayment of long-term debt	(159,500)	(156,500)	(518,000)
Payment of debt issue costs	(600)	-	-
Net proceeds from notes payable	3,455	9,346	4,128
Dividends paid	(39,207)	(34,859)	(33,461)
Contingent consideration payment	(5,000)	(1,700)	(767)
Proceeds from stock options exercised	30,122	32,325	12,321
Repurchases of common stock	(3,950)	(2,682)	(3,432)
Net cash provided by (used in) financing activities	160,320	(154,070)	(239,211)
Effect of exchange rate changes on cash and cash equivalents	(23,423)	(3,335)	5,455
Net change in cash and cash equivalents	18,124	(38,748)	(11,657)
Cash and cash equivalents at beginning of year	61,786	100,534	112,191
Cash and cash equivalents at end of year	$79,910	$61,786	$100,534